UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2015
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
Effective Monday, November 2, Patrick E. Bowe became President and Chief Executive Officer of The Andersons, Inc. (the “Company”) and also became a member of the Board of Directors. Mr. Bowe’s appointments as Chief Executive Officer and director were previously announced on a Form 8-K filed on September 9, 2015, and the information contained therein is hereby incorporated by reference.
Michael J. Anderson, will remain Chairman of the Board of Directors and will continue to serve as an employee of the Company. In respect of his continued service as an employee, Mr. Anderson will receive an annual salary of $150,000, normal medical, dental and related health coverage and such other benefits available to the Company’s executives generally. Additionally, the terms of prior grants and awards made to Mr. Anderson under certain of the Company’s long term compensation have been modified to provide his service on the Board of Directors will be recognized for vesting purposes. Mr. Anderson will not receive further long term equity or incentive compensation or vacation accruals in connection with his continued service as an employee of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

November 2, 2015	By:	/s/ Patrick E. Bowe

Name: Patrick E. Bowe
Title: Chief Executive Officer
(Principal Executive Officer)